Exhibit 11.1

                             EQUIVEST FINANCE, INC.
                        Computation of Earnings Per Share



                                                                   For the Quarter Ended March 31, 1998
                                                                   ------------------------------------
                                                               Income               Shares           Per-Share
                                                             (Numerator)          (Denominator)        Amount
                                                             -----------          -------------        ------
    Net Income                                               $1,451,998
    Less: Preferred Stock dividends                            (150,454)
                                                             ----------
    Basic earnings per share:
      Income available to common stockholders                 1,301,544              21,845,505         $.06
                                                                                                        ====

    Effect of dilutive securities:
      12.5% Redeemable Convertible preferred stock                  454                  13,621
      Warrants                                                                           83,887
      Stock options                                                                     359,379
                                                             ----------              ----------

    Diluted earnings per share:
      Income available to common stockholders
        plus assumed conversions                             $1,301,998              22,302,392         $.06
                                                             ==========             ===========         ====

                                                                   For the Quarter Ended March 31, 1997
                                                                   ------------------------------------
                                                               Income               Shares           Per-Share
                                                             (Numerator)          (Denominator)        Amount
                                                             -----------          -------------        ------
    Net Income                                                 $724,987
    Less:  Preferred Stock dividends                           (173,430)
                                                               --------
    Basic earnings per share:
      Income available to common stockholders                   551,557               9,484,847         $.06
                                                                                                        ====
    Effect of dilutive securities:
      Cumulative Convertible--Series 2 preferred stock                                7,500,000
      12.5% Redeemable Convertible preferred stock                  930                  27,861
                                                               --------              ----------
    Diluted earnings per share:
      Income available to common stockholders
        plus assumed conversions                               $552,487              17,012,708         $.03
                                                               ========              ==========         ====